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                                                                   EXHIBIT 23(c)


                    (SPROULE ASSOCIATES LIMITED LETTERHEAD)



February 26, 1999



CEC Resources, Ltd.
1700 Broadway, Suite 1150
Denver, CO 80290



    Sproule Associates Limited consents to the use of its name and its reports dated February 10, 1999 entitled "Evaluation of the P&NG Reserves of CEC Resources Ltd. (As of November 30, 1998) Constant (SEC) Price Case" in whole or in part, by CEC Resources Ltd. in Resources' Form 10-K Report to the Securities and Exchange Commission for the fiscal year ended November 30, 1998.



                           For and on behalf of
                           Sproule Associates Limited


                           s/Paul B. Jung
                           Paul B. Jung